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                                                                   EXHIBIT 10.25

                     CONFIDENTIAL INFORMATION OMITTED AND
        FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
                       ASTERISKS DENOTE SUCH OMISSIONS.




                        MEMORANDUM OF AGREEMENT BETWEEN
                    THE UNITED STATES ACTING BY AND THROUGH
                   THE UNITED STATES DEPARTMENT OF STATE, AND
                     THE UNITED STATES DEPARTMENT OF ENERGY
                                      AND
                   THE UNITED STATES ENRICHMENT CORPORATION,
              FOR USEC TO SERVE AS THE UNITED STATES GOVERNMENT'S
             EXECUTIVE AGENT UNDER THE AGREEMENT BETWEEN THE UNITED
                STATES AND THE RUSSIAN FEDERATION CONCERNING THE
             DISPOSITION OF HIGHLY ENRICHED URANIUM EXTRACTED FROM
                                NUCLEAR WEAPONS

This Memorandum of Agreement (Agreement) is entered into as of April 18, 1997, by and among the UNITED STATES acting by and through the UNITED STATES DEPARTMENT OF STATE (DOS), and the UNITED STATES DEPARTMENT OF ENERGY (DOE) and the UNITED STATES ENRICHMENT CORPORATION (USEC) to define USEC's role as the Executive Agent for the United States under the Agreement Between the Government of the United States and the Government of the Russian Federation Concerning the Disposition of Highly Enriched Uranium Extracted from Nuclear Weapons (Russian HEU Agreement).

      WHEREAS, the Government of the United States and the Government of the Russian Federation, on February 18, 1993, entered into an agreement (the Russian HEU Agreement) to arrange for the Russian Federation's safe and prompt disposition for peaceful purposes of highly enriched uranium extracted from nuclear weapons resulting from the reduction of nuclear weapons in accordance with existing agreements related to arms control and disarmament;

      WHEREAS, in 1993 USEC was designated as the Executive Agent for the United States for implementing the Russian HEU Agreement, replacing the Department of Energy (DOE);

      WHEREAS, USEC, as Executive Agent for the United States, entered into an agreement with Techsnabexport Co. Ltd. Executive Agent of the Ministry of Atomic Energy, Executive Agent for the Russian Federation to purchase low-enriched uranium derived from 500 metric tons of highly enriched uranium (Implementing Contract);




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      WHEREAS, the United States and USEC agree that the following common objectives shall guide USEC's performance as the U.S. Executive Agent:

      (a) to work with the Russian Executive Agent to ensure that the Russian HEU Agreement and the Implementing Contract are fully implemented;

      (b) to arrange with the Russian Executive Agent for delivery of low-enriched uranium derived from 18 metric tons of HEU in calendar year 1997; 24 metric tons of HEU in calendar year 1998; and at least 30 metric tons of HEU per year thereafter, until low-enriched uranium derived from at least 500 metric tons of HEU is converted and delivered;

      (c) to agree with the Russian Executive Agent on price and volumes for each year; and

      (d) to agree with the Russian Executive Agent, as necessary, on technical specifications for material delivered under the Implementing Contract; and

      WHEREAS, the Russian HEU Agreement provides that either party may change its executive agent by providing thirty (30) days prior written notice.

      NOW THEREFORE, the United States and USEC hereby agree as follows:


ARTICLE 1. DEFINITIONS

      "Agreement" means this Memorandum of Agreement governing the terms under which USEC serves as the U.S. Executive Agent, unless context otherwise indicates.

      "Implementing Contract" means the initial Implementing Contract for the Agreement Between the Government of the United States of America and the Government of the Russian Federation Concerning the Disposition of Highly Enriched Uranium Extracted from Nuclear Weapons, Contract No. DE-AC01-93NE50067, to purchase uranium derived from 500 metric tons of highly enriched uranium, signed January 14, 1994 by USEC, as U.S. Executive Agent, and the Russian Executive Agent; it includes any duly adopted amendment to that contract and any subsequent contract(s) implementing the Russian HEU Agreement.



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      "Privatization Date" means the date on which one hundred percent (100%)
of the ownership of the United States Enrichment Corporation is transferred to private investors pursuant to the Energy Policy Act of 1992, Pub. L. 102-486 and the USEC Privatization Act, Pub. L. 104-134.

      "Russian Executive Agent" means an entity designated by the Government of the Russian Federation to serve as its executive agent for purposes of implementing the Russian HEU Agreement and its agents or representatives.

      "Russian HEU Agreement" means the Agreement Between the Government of the United States of America and the Government of the Russian Federation Concerning the Disposition of Highly Enriched Uranium Extracted from Nuclear Weapons, signed February 18, 1993.

      "SWU" means separative work unit.

      "U.S. Executive Agent" or "Executive Agent for the United States" means an entity designated by the Government of the United States to serve as its executive agent for purposes of implementing the Russian HEU Agreement and its agents or representatives.

      "USEC" means the United States Enrichment Corporation, a wholly-owned government corporation and its successors and assigns, including the corporation created pursuant to Section 3105 of the USEC Privatization Act, or an entity that succeeds to substantially all of USEC's assets or uranium enrichment business, and affiliates thereof.

      "USEC Privatization Act" means the USEC Privatization Act, Title III of Pub. L. 104-134, enacted April 26, 1996.

ARTICLE 2.  RELATIONSHIP OF THIS AGREEMENT TO THE RUSSIAN
HEU AGREEMENT AND THE IMPLEMENTING CONTRACT

Section 2.1 Interpretation. This Agreement defines USEC's role as U.S. Executive Agent under the Russian HEU Agreement and is therefore intended to guide USEC's implementation of the Implementing Contract. This Agreement shall be interpreted consistent with the language and purposes of the Russian HEU Agreement and the Implementing Contract and any amendments thereto.



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Section 2.2 Notice of Modifications to the Russian HEU Agreement.  * * *  In
the event that the Russian HEU Agreement is modified, DOS shall provide to USEC the agreements, instruments, or documents related to said modification necessary for USEC as U.S. Executive Agent to negotiate changes to the Implementing Contract consistent with the changes made to the Russian HEU Agreement. Nothing in this Agreement shall be construed as limiting the rights of the United States to modify the Russian HEU Agreement or to exercise any rights under the Russian HEU Agreement or any modification thereto. Nothing in this Agreement shall be construed as limiting the rights of the United States and the Russian Federation to agree to the appointment of multiple U.S. Executive Agents or as limiting the right of the United States to appoint multiple executive agents.

ARTICLE 3.  DUTIES OF USEC AS EXECUTIVE AGENT

Section 3.1 Implementation of the Russian HEU Agreement and the Implementing Contract.

      (a) USEC shall use its best efforts to work with the Russian Executive Agent to successfully implement the Russian HEU Agreement and the Implementing Contract. * * *

      (b) USEC agrees to continue to serve as U.S. Executive Agent under the Russian HEU Agreement and the Implementing Contract until this Agreement is terminated pursuant to Article 8. USEC shall fulfill all of the obligations and exercise all rights of U.S. Executive Agent under the Implementing Contract. It is not the responsibility of the United States to pay for low-enriched uranium, or the SWU component or natural uranium component thereof that has been ordered by USEC.



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Section 3.2 Consultation and Information to be Provided to the United States.

      (a) USEC shall provide to DOS and DOE an annual report by March 1 of each year, beginning after the Privatization Date, on its activities and performance as U.S. Executive Agent in the preceding calendar year.

* * *

Section 3.3  * * *  Reports Concerning Negotiations.

* * *

      (b) USEC shall fully inform DOS following the conclusion of each of the Annual Reviews with the Russian Executive Agent concerning the matters discussed in those negotiations.

      (c) USEC shall promptly inform DOS of the schedule for delivery and price of the SWU and natural uranium components of the low-enriched uranium agreed to be purchased from the Russian Executive Agent, * * *

Section 3.4 Cooperation on Implementation of Transparency Measures. USEC shall cooperate with DOE and DOS on implementation of transparency measures at USEC's facilities in the United States. Transparency measures are those established pursuant to Article V.10 of the Russian HEU Agreement.



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ARTICLE 4. POWERS OF USEC AS EXECUTIVE AGENT

Section 4.1 Authority of USEC.

      (a) Except as provided in Article 8, USEC is authorized to implement the Russian HEU Agreement and the Implementing Contract as Executive Agent for the United States.

      (b) USEC shall obtain prior approval of the United States, through the procedure described in Article 7, for any modifications to the Implementing Contract, that (i) are inconsistent with the common objectives of the parties to arrange with the Russian Executive Agent for delivery of low-enriched uranium derived from at least 18 metric tons of HEU in calendar year 1997; 24 metric tons of HEU in calendar year 1998; and at least 30 metric tons of HEU per year thereafter, until low-enriched uranium derived from at least 500 metric tons of HEU is converted and delivered; or (ii) could materially affect the rights, interests or obligations of the United States or the Russian Federation.

Section 4.2 Limitation on Authority. Except as provided in Section 4.1, USEC cannot obligate the United States without prior approval of the United States through the procedure described in Article 7.

ARTICLE 5.  RIGHTS OF USEC AS EXECUTIVE AGENT

Section 5.1 Proprietary and Commercial Information. DOE and DOS shall keep proprietary and commercial information provided by USEC confidential, consistent with and subject to applicable law, including the Freedom of Information Act, 5 U.S.C. Section 552 (FOIA), and shall withhold such information from release or disclosure to the extent permitted under applicable law, including FOIA. DOE and DOS will not make a determination under FOIA to release any information designated by USEC as proprietary, restricted proprietary, confidential commercial, or entitled to a privilege, without considering the views of USEC pursuant to Executive Order 12600. DOE and DOS may share such information with other departments and agencies of the United States when necessary or appropriate, subject to the foregoing confidentiality restrictions.



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Section 5.2 Acquisition of Russian Low-Enriched Uranium.

      (a) In its capacity as U.S. Executive Agent, USEC shall have the right to acquire low-enriched uranium, or the SWU or natural uranium component of the low-enriched uranium, delivered under the Implementing Contract and hold, use and distribute such low-enriched uranium, SWU or natural uranium, consistent with applicable laws and regulations.

      (b) Except as provided in Article 8 and the USEC Privatization Act, an agreement between USEC and the Russian Executive Agent on a price and schedule for delivery imposes no liability on and conveys no interest to the United States for such low-enriched uranium, or the SWU or natural uranium component thereof, as applicable.

      (c) Title to the low-enriched uranium, SWU or natural uranium, as applicable, shall transfer to USEC upon delivery to USEC as provided under the Implementing Contract.

ARTICLE 6.  OWNERSHIP OF AND ACCESS TO DOCUMENTS; ADEQUATE AND PROPER
DOCUMENTATION

Section 6.1 Definitions. "Records" means books, papers, maps, photographs, electronic or machine readable materials, or other documentary materials, regardless of physical form or characteristics.

Section 6.2 USEC's Records. Subject to Section 6.3, all records acquired or generated by USEC in connection with its performance as U.S. Executive Agent shall be considered property of USEC.

Section 6.3 Inspection, Copying, and Audit of Records. All records acquired or generated by USEC in connection with its performance as U.S. Executive Agent shall be retained by USEC for a period of no less than seven (7) years after they are created. All records acquired or generated by USEC in connection with its performance as U.S. Executive Agent, in the possession of USEC, except attorney-client or attorney work product privileged records, shall be subject to inspection, copying, and audit by DOE or DOS at all reasonable times, and USEC shall afford DOE or DOS reasonable facilities for such inspection, copying, and audit; provided, however, that upon request by DOE or DOS, USEC shall deliver such records to a location specified by DOE or DOS for inspection, copying and audit.


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Section 6.4 Applicability.  The provisions of Section 6.3 apply to all records described therein without regard to the date or origination of such records.

ARTICLE 7. APPROVAL PROCEDURE

Section 7.l Procedure. Unless the Parties otherwise agree, the following procedures shall apply for obtaining approval of items covered by Section 4.1(b):

            (a) USEC shall submit the proposed action to DOS in writing. USEC shall inform DOS of any time requirements for obtaining the necessary approval.

* * *

ARTICLE 8. CHANGE OR TERMINATION OF AGENCY

Section 8.1 Process.

      (a) Change or Termination by the United States.

                  (1) Decisions by the United States to change the U.S. Executive Agent (including the appointment of additional agents), or to terminate this Agreement shall be made pursuant to this Section.

                  (2) DOS shall promptly notify USEC if a formal recommendation to change the U.S. Executive Agent has been presented. In that event, USEC shall be afforded reasonable opportunity to meet with and present its position and any information it deems relevant to the United States.

                  (3) In the event the United States decides to change the U.S. Executive Agent, DOS shall provide no less than thirty (30) days written notice to USEC.

                  (4) USEC shall have no right of review of a decision pursuant to this Section to terminate this Agreement for USEC to serve as the


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      U.S. Executive Agent or to change the U.S. Executive Agent (including the appointment of additional agents).

      (b) Termination by USEC.

                  (l) USEC shall notify DOS and DOE in writing if it wishes to terminate this Agreement to serve as the U.S. Executive Agent at least thirty (30) days prior to USEC's proposed termination date.

                  (2) Termination by USEC shall be effective on the date specified in the written notice by USEC to DOS and DOE unless otherwise agreed by USEC and DOS and DOE.

Section 8.2 Transition Process. To assist in the transition process, the following shall apply in the event there is a change in the U.S. Executive Agent or this Agreement is terminated:

      (a) Within forty-five (45) days after the change or termination, USEC shall provide to the new executive agent(s) copies of all records acquired or generated by USEC under this Agreement in the possession of USEC except those records or portions of records that contain or reflect information that is (i) privileged; or (ii) proprietary or commercial to USEC and could be withheld from disclosure or release, consistent with and subject to applicable law, including FOIA, 5 U.S.C. Section 552(b)(4). USEC, on a cost reimbursable basis, shall use reasonable efforts to comply with any reasonable requests from the new executive agent(s) for assistance in accomplishing the change in executive agency.

      (b) USEC shall obtain the concurrence of DOS and DOE for any agreements between USEC and any new executive agent(s) concerning the transition process, and during the transition period (including any agreements concerning uranium received under the Russian HEU Agreement).

      (c) After USEC has been informed by DOS that this Agreement will be terminated, USEC shall immediately inform the Russian Executive Agent of the effective date after which USEC will no longer be U.S. Executive Agent.

      (d) Except as provided in Section 8.2(e), upon termination of USEC as the U.S. Executive Agent, future rights and obligations under the Implementing Contract shall be transferred to any new U.S. Executive Agent designated by the United


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States, and USEC shall be released from any future liability accruing from that date forward including liability to the Russian Executive Agent.

      (e) USEC shall have the right and obligation to pay for and take delivery of low-enriched uranium or the SWU component or natural uranium component thereof, as applicable, that is to be delivered in the calendar year of the date of termination and the following calendar year, if USEC and the Russian Executive Agent have agreed upon a price and quantity or a price is applicable pursuant to Sections B.06 and H.08 of the Implementing Contract.

* * *


* * *


ARTICLE 9. ALLOCATION OF LIABILITIES

Section 9.1 USEC's Liabilities. Subject to Article 8, USEC shall be liable for fulfilling its obligations as U.S. Executive Agent as provided in the Russian HEU Agreement and the Implementing Contract.



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Section 9.2 Liabilities of the United States.

      (a) Except as provided in Sections 31l2(b)(3) and (4) of the USEC Privatization Act concerning the natural uranium component, the United States shall not be liable for USEC's obligations under the Implementing Contract and this Agreement.

      (b) If this Agreement is terminated, the United States shall reimburse USEC for any outstanding balance of advance payments made by USEC to the Russian Executive Agent, subject to Section 8.2(e), provided the advance payments were approved by DOS and DOE before they were made.

Section 9.3 Force Majeure. Neither the United States nor USEC shall be liable for any delay in, or prevention of, performance of its obligations under this Agreement to the extent due to a "Force Majeure." A Force Majeure shall mean any event arising from or related to causes beyond the control of a party that causes a delay in or prevents the performance of such party's obligation under this Agreement, including, acts of God, war, insurrection, civil disturbance, acts or omissions of the other party or acts or omissions by any governmental authority.

ARTICLE 10. ADMINISTRATIVE PROVISIONS

Section l0.l Notices. Unless otherwise agreed by the parties, communications concerning this Agreement shall be made to the following:

FOR THE UNITED STATES:

DOE:
* * *
U.S. Department of Energy
1000 Independence Avenue, S.W.
Washington, D.C. 20585

DOS:
* * *
U.S. Department of State
2201 C Street, N.W.
Washington, D.C. 20520


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FOR USEC:
United States Enrichment Corporation
* * *
2 Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817

The effective date of any communication shall be the date of the receipt of such communication by the addressee.

Section 10.2 Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the United States of America.

Section 10.3 Further Assistance. DOE and DOS, and USEC shall provide such information, execute and deliver any agreements, instruments and documents and take such other actions as may be reasonably necessary or required, which are not inconsistent with the provisions in this Agreement and which do not involve the assumption of obligations other than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out its intent.
DOE and DOS will also use best efforts to obtain from other agencies cooperation necessary to facilitate implementation of this Agreement.

ARTICLE 11. MODIFICATIONS AND TERM

Section 11.1 Modifications. This represents the total understanding of the Parties, and no change to this Agreement shall be valid or binding unless such change is agreed to in writing by the Parties.

Section 11.2 Term. This Agreement shall become effective on the Privatization Date and, unless otherwise agreed to by the Parties, shall remain in effect until the earlier of the date this Agreement is terminated pursuant to Article 8 or the Implementing Contract is terminated pursuant to the terms thereof.

ARTICLE 12.  MISCELLANEOUS

Section 12.1 Survival. The provisions set forth in Articles 8, 9, 10, and 12 shall survive termination of this Agreement.



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IN WITNESS WHEREOF, the UNITED STATES and USEC have caused this
Agreement to be executed and delivered as of the date first written and hereby affix the signatures of their duly authorized representatives:


THE UNITED STATES

UNITED STATES DEPARTMENT OF STATE



By:/s/ Lynn E. Davis          28 April 1997
   ----------------------------------------
      Lynn E. Davis
      Under Secretary of State
      for Arms Control and International Security Affairs

                       AND

UNITED STATES DEPARTMENT OF ENERGY


By:/s/ Charles B. Curtis
   ----------------------------------------
      Charles B. Curtis
      Deputy Secretary of Energy

                       AND

UNITED STATES ENRICHMENT CORPORATION


By:/s/ William H. Timbers, Jr.
   ----------------------------------------
      William H. Timbers, Jr.
      President and Chief Executive Officer



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